Exhibit 23
                                                                 ----------





                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated August 18, 1995, included in this form 10-K, into the Company's previously filed Registration Statements File Nos. 2-81642 and 33-60161.



                                   Arthur Andersen LLP

Birmingham, Alabama
September 27, 1995